UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2009
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to the 2009 Executive Performance Incentive Plan
     On August 11, 2009, the board of directors of I-Flow Corporation (the “Company”) approved, on the recommendation of the compensation committee, an amendment (the “Amendment”) to the 2009 Executive Performance Incentive Plan (the “2009 EPIP”). The Amendment was adopted in connection with the board of directors’ and compensation committee’s ongoing monitoring of the Company’s incentive programs in light of the continuing economic climate, and to more closely conform certain provisions of the 2009 EPIP to the 2008 Executive Performance Incentive Plan.
     Specifically, the Amendment (i) increases the aggregate award at the minimum achievement level from $250,000 in cash and 40,000 shares of restricted stock to $375,000 in cash and 55,000 shares of restricted stock, (ii) increases the aggregate award at the 100% achievement level from $1,000,000 in cash and 150,000 shares of restricted stock to $1,250,000 in cash and 180,000 shares of restricted stock, (iii) increases the aggregate maximum award from $1,500,000 in cash and 200,000 shares of restricted stock to $1,625,000 in cash and 215,000 shares of restricted stock, (iv) decreases the aggregate future opportunity for additional cash and restricted stock to be awarded and paid during 2011 contingent upon the earning of any award under the Company’s yet-to-be-determined 2010 Executive Performance Incentive Plan, from $500,000 in cash and 50,000 shares of restricted stock to $375,000 in cash and 35,000 shares of restricted stock and (v) provides that awards will be deemed earned and payable in connection with a sale of the Company for which a binding agreement is signed in 2009, provided that the sale is consummated by the end of 2010 (previously, both the binding agreement and the consummation of the sale were required in 2009). A summary of the terms of the 2009 EPIP, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibits are filed with this report on Form 8-K:

Exhibit
No.	Description of Exhibit

10.1	Summary of the 2009 Executive Performance Incentive Plan (as amended on August 11, 2009).
Forward-Looking Statements
     Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements.

Except as required by law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K for the year ended December 31, 2008, 10-Q and 8-K and other reports that are periodically filed with the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: physician acceptance of infusion-based therapeutic regimens; potential inadequacy of insurance to cover existing and future product liability claims; implementation of the Company’s direct sales strategy; successful integration of the Company’s acquisition of AcryMed Incorporated and further development and commercialization of AcryMed’s technologies; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues, including those related to the recent FDA warning letter; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves (including those related to the chondrolysis litigation); future impairment write-downs; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009	I-FLOW CORPORATION
	By:	/s/ James R. Talevich
		Name:	James R. Talevich
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
No.	Description of Exhibit

10.1	Summary of the 2009 Executive Performance Incentive Plan (as amended on August 11, 2009).